EXHIBIT 99.7

FIRST AMENDMENT

Dated as of May 25, 2004

TO

SERIES 2003-2 SUPPLEMENT

Dated as of April 25, 2003

TO

SECOND AMENDED AND RESTATED

MASTER POOLING AND SERVICING AGREEMENT

Dated as of May 25, 2004

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

Transferor and Servicer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

on behalf of the Certificateholders

$500,000,000

CIRCUIT CITY CREDIT CARD MASTER TRUST

SERIES 2003-2

FIRST AMENDMENT, dated as of May 25, 2004 (this “Amendment”) to SERIES 2003-2 SUPPLEMENT, dated as of April 25, 2003, by and between BANK ONE, DELAWARE, NATIONAL ASSOCIATION (the “Bank”), as Transferor and Servicer (in such capacities, the “Transferor” and the “Servicer,” respectively) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (“Deutsche Bank” or the “Trustee”).

WHEREAS, Tyler International Funding, Inc., a Delaware corporation (“Tyler Funding”) and First North American National Bank, a national banking association (“FNANB”), the predecessors to Bank One, Delaware, National Association and the Trustee have heretofore executed and delivered an Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (as amended, the “Original Agreement”);

WHEREAS, the Original Agreement was amended, supplemented or otherwise modified, including by the Assignment and Assumption Agreement, dated as of May 25, 2004, among Tyler Funding, FNANB, the Bank and the Trustee;

WHEREAS, the Original Agreement was amended and restated in its entirety as of May 25, 2004, by and between the Bank, as Transferor and Servicer, and the Trustee (as amended and restated, the “Agreement”);

WHEREAS, Tyler Funding, FNANB and the Trustee have heretofore executed and delivered the Series 2003-2 Supplement, dated as of April 25, 2003 (the “Series 2003-2 Supplement”), to the Original Agreement for the issuance by the Circuit City Credit Card Master Trust (the “Trust”) of the Floating Rate Asset Backed Certificates, Series 2003-2 (the “Series 2003-2 Certificates”) and the Exchangeable Transferor Certificate;

WHEREAS, Section 13.01(b) of the Agreement provides that Bank One, as the Servicer and the Transferor, and the Trustee, without the consent of the Series 2003-2 Certificateholders, may amend the Series 2003-2 Supplement from time to time; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Series 2003-2 Supplement in the following manner.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement as supplemented by the Series 2003-2 Supplement.

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SECTION 1 (a) Amendment to Section 2. Section 2 of the Series 2003-2 Supplement shall be amended as set forth below:

(i) the defined term “Base Rate” shall be amended by deleting clause (b) in its entirety and substituting therefor the following:

“(b) the product of (i) 2.00% per annum and (ii) the percentage equivalent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Adjusted Invested Amount, each as of the last day of such preceding Collection Period (or, in the case of the first Collection Period, as of the Closing Date)”

(ii) the defined term “Serviving Fee Percentage” shall be amended by deleting the defined term in its entirety and substituting therefor the following definition:

““Servicing Fee Percentage” shall mean (a) 1.50% for so long as the Transferor or an Affiliate thereof is the Servicer or (b) 2.00% if the Transferor or an Affiliate thereof is no longer the Servicer.”

(b) Amendment to Section 10. (i) Section 10 of the Series 2003-2 Supplement shall be amended by deleting clause (g) in its entirety and re-numbering clause (h) as “(g)”; and

(ii) Section 10 of the Series 2003-2 Supplement shall be further amended by deleting “any event described in clause (c), (e), (f), (g) or (h) “ in line 8 of the last paragraph thereof and replacing it with “any event described in clause (c), (e), (f) or (g)”.

SECTION 2 Ratification of Series 2003-2 Supplement. As amended by this Amendment, the Series 2003-2 Supplement is in all respects ratified and confirmed, and the Series 2003-2 Supplement as so amended by this Amendment shall be read, taken and construed as one and the same instrument.

SECTION 3 No Waiver. The execution and delivery of this Amendment shall not constitute a waiver of a past default under the Agreement or impair any right consequent thereon.

SECTION 4 Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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SECTION 6 Effective Date. This Amendment shall become effective as of the day and year first above written.

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IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BANK ONE, DELAWARE, NATIONAL ASSOCIATION, as Transferor and Servicer

By:	/s/ Stephen R. Etherington
Name: Stephen R. Etherington
Title: Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

BY:	/s/ Susan Barstock
Name: Susan Barstock
Title: Vice President

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